UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Wachovia Master Repurchase Agreement

As previously disclosed in a current report on Form 8-K filed on April 5, 2007 (the “Original 8-K”), on March 30, 2007, Accredited Home Lenders, Inc. (“AHL”) and Accredited Mortgage Loan REIT Trust (“REIT”), an indirect subsidiary of Accredited Home Lenders Holding Co. (the “Company”), entered into a Master Repurchase Agreement (the “Wachovia Master Repurchase Agreement”) with Wachovia Bank, N.A. (“Wachovia”) and the Company guaranteed AHL’s and REIT’s obligations under the Wachovia Master Repurchase Agreement pursuant to a Guaranty. The Wachovia Master Repurchase Agreement set forth the terms for a repurchase facility under which AHL and REIT may sell and Wachovia must purchase certain mortgage loans, all as further described in the Original 8-K.

On May 1, 2007, AHL and REIT entered into an Amendment 2007-1 to the Wachovia Master Repurchase Agreement (the “Amendment”). Pursuant to the Amendment, the maximum amount under the Wachovia facility has been increased from $500 million to $750 million, of which the entire $750 million is committed at the date of the Amendment.

The Amendment, to the extent required by the federal securities laws and regulations, will be filed as an exhibit to the Company’s next periodic report.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.
Date: May 4, 2007
	By:	/s/ James A. Konrath
James A. Konrath
Chairman of the Board and Chief Executive Officer

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